Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Board of Directors
Oilsands Quest Inc.
We consent to the incorporation by reference in the Registration Statement dated on or about May 4, 2007 on Form S-3 of Oilsands Quest Inc., f/k/a CanWest Petroleum Corporation, (An Exploration Stage Company) of our auditors’ report dated July 20, 2006 on the consolidated balance sheets of Oilsands Quest Inc. as at April 30, 2006 and 2005 and the related consolidated statements of operations, stockholders’ equity (deficiency) and cash flows for each of the three years ended April 30, 2006, 2005 and 2004 and the cumulative totals for the exploration stage operations from April 3, 1998 (inception) through April 30, 2006.
We also consent to the reference to us as experts in matters of accounting and audit in this registration statement.
/s/ Pannell Kerr Forster
(Registered with the Public Company Accounting Oversight Board as “Smythe Ratcliffe”)
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Vancouver, Canada
May 4, 2007